TLC LASER EYE CENTERS INC.

                           TLC Laser Eye Centers Inc.
                            Form 10-K - Exhibit 23.1
                               Consent of Auditors

                  Consent of Independent Chartered Accountants

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No.333-8162) of TLC Laser Eye Centers Inc. of our report dated July 7, 2000, on the Consolidated Financial Statements of TLC Laser Eye Centers Inc. as at May 31, 2000 and 1999 and for each of the years in the three (3) year period ended May 31, 2000 prepared in accordance with accounting principles generally accepted in the United States, and our report dated July 7, 2000 on the consolidated financial statements of TLC Laser Eye Centers Inc. as at May 31, 2000 and 1999 for each of the years in the three (3) year period ended May 31, 2000 prepared in accordance with accounting principles generally accepted in Canada included in the 2000 Annual Report (Form 10-K) of TLC Laser Eye Centers Inc.


Toronto, Canada                          /s/ Ernst & Young
July 7, 2000                             Chartered Accountants